EXHIBIT 3.75
ARTICLES OF INCORPORATION
OF
HORIZON MENTAL HEALTH SERVICES, INC.
     I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.
ARTICLE I
     The name of the corporation is HORIZON MENTAL HEALTH SERVICES, INC.
ARTICLE II
     The period of its duration is perpetual.
ARTICLE III
     The purpose or purposes for which the corporation is organized are:
The transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.
To do everything necessary, proper, advisable or convenient for the accomplishment or furtherance of such purposes, provided the same not be prohibited by the laws of the State of Texas.
ARTICLE IV
     The aggregate number of shares which the corporation shall have authority to issue is 1,000 with a par value of $.01 each. Each share of stock shall have identical rights and privileges in every respect.

ARTICLE V
     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of ONE THOUSAND AND N0/100 DOLLARS ($1,000.00), consisting of money, labor done, or property actually received.
ARTICLE VI
     No stockholder or other person shall have any preemptive right whatsoever.
ARTICLE VII
     Cumulative voting is expressly prohibited.
ARTICLE VIII
     The post office address of the initial registered office of the corporation is 2220 San Jacinto, Suite 320, Denton, Texas 76205, and the name of its initial registered agent at such address is James Ken Newman.
ARTICLE IX
     The number of directors constituting the initial board of directors is one (1) and the name and address of the person who is to serve as director until the first annual meeting of the stockholders, or until successors are elected and qualified is:

NAME	ADDRESS
James Ken Newman	2220 San Jacinto, Suite 320
Denton, Texas 76205
ARTICLE X
     To the full extent permitted by Texas law, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for an act or omission in such director’s capacity as a director of the corporation. The foregoing elimination of the liability to the corporation or its stockholders for monetary damages shall not be deemed exclusive of any

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other rights or limitations of liability or indemnity to which a director may be entitled under any other provision of the Articles of Incorporation or Bylaws of the corporation, contract or agreement, vote of stockholders and/or disinterested directors of the corporation, or otherwise.
ARTICLE XI
     With respect to any matter, other than the election of the board of directors, for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, and notwithstanding that such Act may require a portion of the shares entitled to vote that exceeds that specified in this Article, the act of the stockholders on that matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter, rather than the affirmative vote otherwise required by such Act.
ARTICLE XII
     The name and address of the incorporator is:

NAME	ADDRESS
David K. Meyercord	901 Main Street, Suite 4300
Dallas, Texas 75202
     IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of January, 1993.

/s David K. Meyercord

David K. Meyercord

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ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
HORIZON MENTAL HEALTH SERVICES, INC.
     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Horizon Mental Health Services, Inc. adopts the following Articles of Amendment to the Articles of Incorporation of the corporation which changes the name of the corporation.
ARTICLE I
     The name of the corporation is Horizon Mental Health Services, Inc.
ARTICLE II
     Article I of the Articles of Incorporation is hereby amended to read in its entirety as follows:
“The name of the corporation is Horizon Mental Health Management, Inc.”
ARTICLE III
     The foregoing Amendment to the Articles of Incorporation was unanimously adopted by the sole Shareholder and the sole Director of the corporation by written consent effective September 1, 1995.
ARTICLE IV
     The corporation has 1,000 shares issued and outstanding, all of which are entitled to vote on this amendment.

Dated: September 1, 1995

HORIZON MENTAL HEALTH SERVICES, INC.
By:	/s/ James W. McAtee
James W. McAtee,
Senior Vice President

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